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Exhibit 10.29

AMENDMENT TO
EMPLOYMENT AGREEMENT AND STOCKHOLDER'S AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT AND STOCKHOLDER'S AGREEMENT (this "Amendment") is made as of March 29, 2004, with respect to that certain Employment Agreement dated as of January 19, 1998 (the "Employment Agreement"), by and between Alliance Imaging, Inc., a Delaware corporation (the "Corporation"), and Kenneth S. Ord (the "Executive"), and with respect to that certain Stockholder's Agreement dated as of November 2, 1999 (the "Stockholder's Agreement") by and between the Corporation, Viewer Holdings, LLC ("Viewer") and the Executive (the "Stockholder's Agreement," and together with the Employment Agreement, the "Agreements").

        WHEREAS, the Employment Agreement provides for the employment of Executive as Chief Financial Officer ("CFO") of the Corporation; and

        WHEREAS, the Executive has retired from his position as CFO of the Corporation effective July 1, 2004 pursuant to the terms of the Employment Agreement as amended hereby; and

        WHEREAS, the Corporation, Viewer and Executive also wish to amend certain provisions of the Stockholder's Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:

        1.    Definitions.    Capitalized terms used in this Amendment but not separately defined herein shall have the meaning ascribed to them in the Employment Agreement, as amended hereby, and if not defined in the Employment Agreement, such terms shall have the meaning ascribed to them in the Stockholder's Agreement, as amended hereby.

        2.    Amendment to Employment Agreement.

    (a)    Paragraph 8(d)(ii) of the Employment Agreement is hereby amended to read in its entirety as follows:

      "(ii) "Average Bonus" means the average of the actual cash bonus earned by Executive pursuant to Paragraph 4 for the three calendar years completed immediately prior to the time in question."

    (b)    Paragraph 14(a) of the Employment Agreement shall be replaced with the following:

      "(a) If to the Board or the Corporation, to:

      Alliance Imaging, Inc.
      1900 S. State College Blvd., Suite 600
      Anaheim, CA 92806
      Attn: Chief Executive Officer

      with a copy to:

      Kohlberg Kravis Roberts & Co.
      2800 Sand Hill Road
      Menlo Park, CA 94025
      Attn: Michael W. Michelson"

        3.    Amendment to Stockholder's Agreement.

    Section 3(a) of the Stockholder's Agreement is hereby amended to add the following sentence to the end of such Section 3(a):

      "Notwithstanding anything to the contrary contained in this Section 3(a) and/or this Agreement, effective July 1, 2004, the Company and Viewer release all restrictions imposed upon Purchaser's Rollover Options, New Options and shares acquired upon the exercise of such options."

        4.    Release of Corporation by Executive.

    (a)    General Release.    Executive hereby releases and forever discharges the Corporation, its successors and their respective associates, owners, stockholders, assigns, employees, agents, directors, officers, partners and representatives and all persons acting by, through, under, or in concert with them, or any of them, (collectively the "Releasees") of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (each referred to as a "Claim" and, collectively, the "Claims"), which he now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing on or prior to the date hereof related to, arising out of or in connection with his hiring, employment, change in employment status with the Corporation or transactions contemplated by this Amendment, except as may be expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of the Employment Agreement or Stockholder's Agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Executive's employment and the termination thereof; any alleged violation of any federal, state or local statute or ordinance; and any discrimination or harassment on the basis of race, color, sex, religion, national origin, age, ancestry, marital status, family status, sexual orientation, physical disability, mental disability, or medical condition and or any statutes, rules, regulations or ordinances, whether federal, state or local, including but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act and all similar federal, state or local statutes, ordinances and regulations.. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which Executive may have against the Releasees, or any of them, and Executive agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such Executive. Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then he will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim. The Executive agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

    (b)    Effectiveness.    In accordance with the Older Workers Benefit Protection Act of 1990, you acknowledge that you are aware of the following (i) that you have a right to consult with an attorney before entering into this Amendment, (ii) you have 21 days from the date set forth above to consider entering into this Amendment, and (iii) you have seven days after entering into this Amendment to revoke your acceptance of this Amendment and your acceptance will not be effective until that revocation period has expired.

    (c)    Release of Unknown Claims.

    EXECUTIVE ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      EXECUTIVE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

        5.    Terms.    Any reference to the Agreements in the Agreements, this Amendment, any other amendment to the Agreements, and any other related document, whether dated prior to or after this Amendment, shall refer to the Agreements as heretofore amended and amended hereby.

        6.    Merger.    Except as expressly amended above, the Agreements shall remain in full force and effect and the provisions thereof are hereby incorporated by reference.

(Signature page follows)

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

/s/ KENNETH S. ORD KENNETH S. ORD

ALLIANCE IMAGING, INC.

By:	/s/ PAUL S. VIVIANO
	Name:	Paul S. Viviano
	Title:	Chairman and CEO

Agreed and Acknowledged with Respect to the Provision hereof Amending the Stockholder's Agreement:

VIEWER HOLDINGS, LLC

By:	/s/ MICHAEL W. MICHELSON
	Name:	Michael W. Michelson
	Title:	President

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AMENDMENT TO EMPLOYMENT AGREEMENT AND STOCKHOLDER'S AGREEMENT